NEWS FROM:		Exhibit 99.1

GRIFFIN INDUSTRIAL REALTY, INC.	CONTACT:
Anthony Galici
Chief Financial Officer
(860) 286-1307

GRIFFIN ANNOUNCES AGREEMENTS FOR TWO BUILDING ACQUISITIONS

NEW YORK, NEW YORK (January 21, 2020) Griffin Industrial Realty, Inc. (NASDAQ: GRIF) (“Griffin”) announced that it recently entered into two separate purchase and sale agreements with different sellers to acquire industrial/warehouse buildings of approximately 108,000 square feet and approximately 68,000 square feet, respectively, in Orlando, Florida. The larger of the two buildings is fully leased, whereas the smaller building is mostly vacant. Griffin recently entered the Orlando market when it acquired a fully leased approximately 100,000 square foot industrial/warehouse building in October 2019. Griffin intends to finance the purchase of these two buildings using its line of credit for acquisitions and cash on hand. Closings on these two purchases are each subject to the satisfactory completion of due diligence by Griffin. There is no guarantee that either of these building purchases will be completed under their current terms, or at all.

Forward-Looking Statements:

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding Griffin's beliefs and expectations regarding the closing and financing of the purchases of two industrial/warehouse buildings in Orlando, Florida. Although Griffin believes that its plans, intentions and expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such plans, intentions or expectations will be achieved. The projected information disclosed herein is based on assumptions and estimates that, while considered reasonable by Griffin as of the date hereof, are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, many of which are beyond the control of Griffin and which could cause actual results and events to differ materially from those expressed or implied in the forward-looking statements. Other important factors that could affect the outcome of the events set forth in these statements are described in Griffin's Securities and Exchange Commission filings, including the "Business," "Risk Factors" and "Forward-Looking Statements" sections in Griffin's Annual Report on Form 10-K/A for the fiscal year ended November 30, 2018. Griffin disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release except as required by law.